                                                                EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of New Horizons Worldwide, Inc. on Form S-8 of our report dated February 27, 1998, appearing in the Annual Report on Form 10-K for New Horizons Worldwide, Inc. for the year ended December 31, 1997.

/s/ Deloitte & Touche LLP

Costa Mesa, California
June 8, 1998